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                                                                    EXHIBIT 10.2


                             SHAREHOLDERS AGREEMENT

         This Shareholders Agreement ("Agreement") is entered into as of October 31, 1998 by and among Digital Asset Management, Inc. (the "Company"), a Delaware corporation, those investors in the Company listed on Exhibit A attached hereto (the "Investors" and each individually referred to as an "Investor") and those Stockholders of the Company listed on Exhibit B attached hereto (the "Stockholders" and each individually referred to as a "Stockholder"). The Investors and the Stockholders are sometimes hereinafter collectively referred to as the "Holders."

                                    RECITALS:

         WHEREAS, each Stockholder currently owns that number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), set forth beside the Stockholder's name on Exhibit B attached hereto; and

         WHEREAS, each Investor is purchasing from the Company that number of shares of the Company's Preferred Stock, par value of $.01 per share ("Preferred Stock"), shown beside such Investor's name on Exhibit A attached hereto, pursuant to that certain Stock Purchase Agreement entered into by and between the Company and the Investors dated of even date herewith (the "Purchase Agreement");

         WHEREAS, to induce the Investors to purchase such shares of the Preferred Stock from the Company and to enter into the Stock Purchase Agreement, each Holder has agreed to grant the Company and the other Holders certain rights of first refusal as set forth herein with respect to the shares of the Company's stock currently owned or hereinafter acquired by the Holder;

         NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. COLLATERAL PLEDGE. A Holder may pledge shares of capital stock of the Company owned by such Holder as collateral security for a loan; provided any sale, transfer or other disposition of the stock so pledged upon foreclosure or otherwise shall be subject to the terms and conditions of this Agreement and the right of first refusal purchase option in favor of the Company and the other Holders as set forth herein.



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         2.       RESTRICTIONS ON TRANSFER.

                  (a) Except as provided in Section 1, no shares of capital stock of the Company, now owned or hereinafter acquired, may be sold, assigned, conveyed, pledged, hypothecated or otherwise transferred by any Holder, voluntarily, involuntarily, by operation of law or otherwise (collectively, a "Disposition"), without the prior written consent of the other Stockholders holding a majority of the shares of the Common Stock and the Preferred Stock issued and outstanding.

                  (b) Except as otherwise provided in Section 1 or 2 (a), prior to any Disposition of shares of capital stock of the Company by any Holder, the registered holder of such stock (the "Transferor") shall first provide written notice of the intended Disposition to the Company and the other Holders (the "Disposition Notice"). The Disposition Notice shall set forth all of the terms of the proposed Disposition, including price and payment terms for any sale, the name and address of the proposed transferee, the number of shares involved in the proposed Disposition, and the date on which the transaction is to occur, which date shall not be earlier than forty-five (45) days from the date of the notice. The date of the Disposition Notice shall hereinafter be referred to as the "Notice Date."

                  (c) For a period of thirty (30) days after the Notice Date, the Company shall have the right of first refusal option to purchase all, but not less than all, of the shares of capital stock of the Transferor on the same terms and conditions identified in the Disposition Notice, which option shall lapse and expire if not exercised in writing within said 30-day period by vote of the Board of Directors of the Company (without participation by the Transferor). In the event said option is exercised, the closing shall take place at the principal office of the Company within thirty (30) days after notice of the intent to exercise is given; provided however, unless the parties agree otherwise, the closing in all events shall take place within sixty (60) days of the Notice Date.

                  (d) In the event the foregoing option is not exercised by the Company as provided above, then the shares of stock of the Transferor identified in the Disposition Notice shall become subject to a second option in favor of the other Holders to purchase all, but not less than all, of such stock on the same terms and conditions, which option shall lapse and expire if not exercised by written notice to the Transferor prior to the forty-fifth (45th) day following the Notice Date.(1) In the event the other Holders exercise said option, the closing shall take place at the principal office of the Company within thirty (30) days after notice of the intent to exercise; provided however, unless the parties agree otherwise, the Closing in all events shall take place within seventy-five (75) days of the Notice Date.





-----------------------

    (1) In the event the Company exercises its option and wrongfully fails to close the transaction as set forth above, the other Holders shall have the right to exercise the foregoing option for a period of fifteen (15) days after receipt of written notice of the Company's default.



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                  (e) In the event more than one other Holder exercises the
foregoing option, each such other Holder shall have the right to purchase a "proportionate share" of such stock based upon the ratio expressed as a percentage of (i) the number of shares of capital stock of the Company owned by the Holder to (ii) the total number of shares of capital stock of the Company owned by all Holders (other than the Transferor) electing to exercise the option with the Investor's shares being considered on an as converted basis. If one or more of the Holders (individually or as a group) fails to purchase all of the Transferor's stock identified in the Disposition Notice then no purchase shall be made pursuant to the option unless other non-defaulting Holders agree to purchase all such shares of stock.

                  (f) In the event neither the Company nor the other Holders exercise their respective options as provided above, then the Transferor may proceed to complete the Disposition to the prospective purchaser or other transferee identified in the Disposition Notice, but only in accordance with the terms stated in such notice. If the Transferor shall fail to complete such Disposition within one hundred twenty (120) days following the Notice Date, and if the Transferor still intends to complete said Disposition, the Transferor shall be required to provide another Disposition Notice to the Company and the other Holders, and the Company and the other Holders shall each have another right of first refusal option to purchase such shares as provided above, prior to the consummation of any such intended Disposition. Any purchaser or other transferee acquiring the offered shares shall be automatically bound by the terms of this Agreement and shall be required to join in, execute, and deliver a counterpart of this Agreement as a condition to the issuance by the Company of a stock certificate in such person's name.

                  (g) Notwithstanding anything contained herein to the contrary, each Investor may transfer its shares of stock in the Company, without complying with Section 2, to a company controlled by or under common control with such Investor, provided the transferee agrees in writing to be bound by the terms of this Agreement and the transferring Investor provides written notice of such transfer to the other Holders within thirty (30) days after such transfer.

         3. PARALLEL EXIT RIGHTS. In the event of a proposed Disposition by sale where the right-of-first refusal periods set forth in Section 2 shall expire without all shares subject to such right having been accepted, each Holder (with the Investor's shares considered on an as-converted basis) shall have the right (a "Parallel Exit Right") to require the selling Holder to reduce the number of shares to be sold by him or it and have the purchaser purchase from the Holders electing to exercise a Parallel Exit Right the number of shares derived by multiplying the total number of shares of Common Stock owned by the Holders electing the Parallel Exit Rights (with the Investor's shares considered on an as-converted basis) by a fraction, the numerator of which is the total number of shares of Common Stock owned by the electing Holder and the denominator of which is the total number of shares of Common Stock (on an as-converted basis) owned by all of the electing Holders and the selling Holder. The purchase of the electing Holders shares shall be on the same terms and conditions, provided each of the electing Holders gives written notice of their election to the transferor no later than five (5) days prior to the closing. The provisions of Section 2 shall not apply with respect to any shares which may be









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sold pursuant to the exercise of a Parallel Exit Right.

         4. TERMINATION OF EMPLOYMENT. In the event any Stockholder's employment with the Company terminates, all of such Stockholder/former employee's shares of stock in the Company shall immediately become subject to an option to purchase such stock in favor of the Company first, and the other Holders second for a period of ninety (90) days following such Stockholder/former employee's termination of employment. Notwithstanding the foregoing, such option shall not be exercisable with respect to the shares of stock owned by Dean Eaker ("Eaker") in any of the following circumstances: (a) Eaker is terminated without "cause" (as defined in Eaker's employment agreement with the Company); or (b) Eaker's employment with the Company terminates due to a "disability" (as defined in Eaker's employment agreement with the Company); or (c) Eaker voluntarily leaves the Company after the contractual term of employment because the Company has not offered him a new contract on terms (including salary, bonus and benefits) at least as favorable as those contained in his existing employment contract. If all the shares of stock of such Stockholder/former employee are not purchased by the Company, the other Holders shall have the right to purchase such stock as provided in Section 2. The purchase price and terms of payment shall be determined pursuant to Sections 8 and 9. In the event of a termination of employment by reason of death, the provisions of Section 7 shall control.

         5. DIVORCE. If a Stockholder shall become a party to a divorce proceeding and pursuant to any court order or decree in such proceeding all or any portion of the Stockholder's stock in the Company is awarded to the Stockholder's former spouse, the stock so awarded shall immediately become subject to an option to purchase on the part of the Company first, and the other Holders second, for an aggregate period of ninety (90) days after written notice of such order or decree is provided to the Company and the other Holders in the manner provided in Section 2 as in the case of any proposed Disposition. If all of the shares of stock so awarded are not purchased by the Company, the other Holders shall have the right to purchase such stock as provided in Section 2. The purchase price and terms of payment shall be determined pursuant to Sections 8 and 9.

         6. BANKRUPTCY OR INSOLVENCY. If in connection with any bankruptcy or insolvency proceeding involving any Holder, any court order or decree is issued for the Disposition of any shares of stock of the Company, all of such shares of stock shall immediately become subject to an option to purchase in favor of the Company first and the other Holders second, for an aggregate period of ninety
(90) days after written notice of such court order or decree is provided to the other Holders in the manner provided in Section 2 as in the case of any proposed Disposition. If all such shares of stock are not purchased by the Company, the other Stockholders and Investors shall have the right to purchase such stock as provided in Section 2. The purchase price and term of payment shall be determined pursuant to Sections 8 and 9.










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         7. DEATH. Upon the death of a Stockholder (the "Decedent"), all of the shares of stock in the Company owned by the Decedent or to which the Decedent or his personal representative shall be entitled, shall become subject to an option to purchase on the part of the Company first, and the other Holders second, for a period of one hundred twenty (120) days following the date of the Decedent's death. If all of such stock is not purchased and redeemed by the Company, the other Holders shall have the right to purchase such stock as provided in Section
2. The purchase price and terms of payment shall be determined pursuant to Sections 8 and 9; PROVIDED, HOWEVER, notwithstanding the provisions of Section 9 to the contrary, if the Company exercises its option to purchase the shares and the Company receives any proceeds from any policy of insurance on the life of the Decedent, such proceeds, to the extent of the purchase price, shall be paid to the Decedent's personal representative as a credit to the purchase price. In the event neither the Company nor the other Holders elect to exercise the foregoing option following the death of the Decedent, the Decedent's personal representative shall have the right to cause the Company to purchase such stock for the purchase price determined pursuant to Section 8, with the proceeds equal in value, to the extent required, to any life insurance received by the Company by reason of the death of the Decedent payable immediately to the Decedent's estate and the balance, if any, of the purchase price over and above the proceeds of the life insurance, being payable in twenty-four (24) equal monthly installments beginning the month after the insurance proceeds are paid. Any such election by the Decedent's personal representative shall be made in writing not less than one hundred fifty (150) days following the date of the Decedent's death.

         8. PURCHASE PRICE. The purchase price for any shares of capital stock of the Company purchased pursuant to this Agreement shall be equal to the purchase price contained in any bona fide offer to purchase such shares which the Transferor proposes to accept, as identified in the Disposition Notice, or in the absence of such bona fide offer or in situations other than proposed Dispositions involving a sale, the purchase price for such stock shall be equal to the "fair market value" of such stock. "Fair market value" shall mean and refer to the price at which the stock would change hands between a willing buyer and willing seller, neither under any compulsion to buy or sell, and both having reasonable knowledge of the relevant facts. If the parties involved cannot agree on the fair market value of the stock, the fair market value shall be determined by an appraiser mutually acceptable to such parties. In the event the parties involved are unable to agree on an appraiser, the seller, on the one hand, and the purchaser, on the other hand, shall each select an appraiser, and such two appraisers shall first attempt to determine the fair market value by mutual agreement, but if they are unable to agree, such appraisers shall select a third appraiser and the fair market value shall be determined by average of the two closest appraisals. The appraiser shall use one or more valuation methods that in his professional judgment most appropriately reflect the value of the stock. Any valuation so determined shall be binding and conclusive absent manifest error. The cost of such appraisal shall be borne equally by the seller, on the one hand, and the purchaser, on the other hand.










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         9. PAYMENT OF PURCHASE PRICE. In situations involving proposed
Dispositions by sale, the purchase price for any shares of stock purchased pursuant to this Agreement shall be paid upon the same terms and conditions (including, as near as possible, security terms) as contained in the bona fide offer to purchase such shares received by the Transferor and identified in the Disposition Notice. In the absence of any such bona fide offer, or in situations other than proposed Dispositions involving a sale, the purchase price shall be paid in twenty-four (24) equal monthly installments commencing on the closing date of such sale or transfer unless agreed otherwise by the parties.

         10. SECURITY FOR PAYMENT OF PURCHASE PRICE. Whenever the purchase price for any shares of capital stock purchased pursuant to this Agreement is to be paid in installments, such shares of capital stock shall be pledged to the seller as collateral security until full payment of the purchase price, and all certificates representing such shares of capital stock shall be delivered to the seller to hold in the capacity of a secured party as collateral for such indebtedness. The seller/secured party shall have all the rights and remedies of a secured creditor under the Uniform Commercial Code as adopted under the laws of the State of Delaware.

         11. RESTRICTIVE LEGENDS. Each certificate representing shares of capital stock in the Company shall be stamped or otherwise imprinted with the restrictive legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of stock by the Holder:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON THE REPRESENTATION OF THE REGISTERED HOLDER HEREOF THAT THESE SECURITIES HAVE BEEN PURCHASED WITH INVESTMENT INTENT AND NOT FOR RESALE OR WITH A VIEW TO DISTRIBUTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AS AMENDED AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, THIS CERTIFICATE IS TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF THE SHAREHOLDERS AGREEMENT AND THE VOTING AGREEMENT BY AND AMONG THE COMPANY AND ALL ITS STOCKHOLDERS, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE COMPANY. ANY TRANSFER CONTRARY TO THE ABOVE INSTRUCTIONS IS VOID AB INITIO."














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         12. ISSUANCE OF ADDITIONAL SHARES BY THE COMPANY. Nothing contained herein shall restrict or otherwise prohibit the Company from issuing any additional shares of capital stock or other securities in any manner allowed by applicable law; provided however, before any additional shares of stock of the Company are issued in the future, (i) each Holder, whether an Investor or a Stockholder, shall first be given the opportunity for a period of at least thirty (30) days to subscribe for and purchase a pro-rata portion of any such additional shares of stock or other securities proposed to be offered (upon the same terms and conditions as proposed to be offered to third parties) in order to maintain their relative percentage ownership, with each Preferred Stockholder's share to be calculated on an as converted basis, and (ii) any new shareholder (if not a signatory to this Agreement), shall be required to become a party to and execute and deliver a counterpart of this Agreement prior to the issuance of any stock certificate representing such shares. Notwithstanding the foregoing, the following issuances of capital stock of the Company shall not be subject to the provisions of this Section 12: (a) the issuance of 1,250 or fewer shares of Preferred Stock to one or more investors for not less than $1,000 per share; (b) the issuance of 220 shares of Common stock to Eaker and/or his designees pursuant to the option contained in Eaker's employment agreement with the Company; and (c) the issuance of 3,090 shares of Common Stock reserved for issuance under the Company's 1998 Stock Option Plan, dated as of the date hereof.

         13. ADDITIONAL STOCK HEREAFTER ACQUIRED. The terms of this Agreement shall be applicable to any additional shares of stock of the Company acquired hereafter by any Holder.

         14. MAJOR DECISIONS. In addition to any voting requirements established by law, or the Company's Certificate of Incorporation or Bylaws, the prior written consent of the Stockholders owning a majority of the shares of Common Stock issued and outstanding at that time and each Investor (provided such Investor owns shares of the Capital Stock representing at least fifteen percent (15%) of the voting power of the Company) shall be required in connection with the following: (i) any change by the Company in the primary focus of the Company's Business Plan, attached hereto as Exhibit C; (ii) a merger, sale or recapitalization of the Company; or (iii) any amendment to the Certificate of Incorporation or the Bylaws of the Company which would materially adversely affect the rights of either of the Investors.





















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         15. TERMINATION. This Agreement shall terminate and all rights and obligations of the parties hereto shall cease (i) upon the written agreement of all Investors and of the Stockholders who hold a majority of the shares of capital stock of the Company then held by the Stockholders, (ii) upon the voluntary dissolution of the Company by vote of the Holders in accordance with applicable law, (iii) upon the consummation of the first sale of securities of the Company to the public pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended, or (iv) immediately prior to closing of any consolidation or merger of the Company or any sale of all or substantially all of the Company's assets. In addition, if any Holder ceases to be a Stockholder or Investor in the Company, such Holder shall thereafter not have any further rights hereunder, other than (i) the right to receive full payment of the purchase price for any shares of stock sold by such Holder pursuant to this Agreement and (ii) rights as a secured creditor as provided herein until such purchase price is paid in full.

         16. MISCELLANEOUS.

                  (a) FURTHER ASSURANCES. The parties agree that from time to time hereafter, upon request, each of them will execute, acknowledge and deliver such other documents and instruments, and take such further action, as may be reasonably necessary to carry out the intent of this Agreement.

                  (b) BINDING EFFECT AND BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. Except as otherwise provided herein, the rights and obligations pursuant to this Agreement are not assignable without the other Holders' prior written consent. Otherwise, this Agreement is not intended to create any rights for the benefit of any third party.

                  (c) MODIFICATION. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby; provided however, consent of the Stockholders, who hold a majority of the shares of all the capital stock of the Company then held by Stockholders, shall constitute the consent of the Stockholders.

                  (d) SEVERABILITY. If any portion of this Agreement is held invalid, illegal or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions contained herein, provided the purposes, intent and objects of this Agreement may be attained and achieved through the enforcement of such remaining terms and provisions.

                  (e) WAIVER. No waiver of a breach or violation of any term or provision of this agreement shall operate or be construed as a waiver of any subsequent breach or limit or restrict any right or remedy otherwise available. Any waiver must be in writing.

                  (f) RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies expressed















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

herein are cumulative and not exclusive of any rights and remedies otherwise available.

                  (g) GENDER AND NUMBER. Throughout this Agreement, the masculine shall include the feminine and neuter and the singular shall include the plural and vice versa as the context requires.

                  (h) HEADINGS AND CAPTIONS. Subject headings and captions are included for convenience purposes only and shall not affect the interpretation of this Agreement.

                  (i) NOTICE. All notices, requests, demands and other communications required or permitted hereunder shall be in writing, and either
(i) delivered in person, (ii) sent by express mail or other overnight delivery service providing receipt of delivery, or (iii) mailed by certified or registered mail, postage prepaid, return receipt requested as follows:

                           (A) If to the Company, addressed or delivered in
person to the President of the Company at the principal office of the Company, with a copy to each member of Board of Directors of the Company at their last known address appearing in the records of the Company.

                           (B) If to any Stockholder or Investor, addressed or
delivered in person to such Stockholder or Investor at the Stockholder's or Investor's last known address appearing in the Company's stock records.

         Any party may change such party's address for notice at any time by written notice to all other parties hereto. Any such notice or communication shall be deemed to have been made when actually received.

                  (j) SPECIFIC PERFORMANCE. The parties hereto recognize that the Company's stock is a unique asset. Accordingly, in the event of a breach of this Agreement, any non-breaching party shall be entitled to specific performance of the covenants contained herein, in addition to any other remedy to which such party may be entitled hereunder, or otherwise at law or in equity.

                  (k) ENTIRE AGREEMENT. This document constitutes the entire agreement of the parties and supersedes any and all other prior agreements, oral or written, with respect to the subject matter contained herein.

                  (l) GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Delaware.










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         IN WITNESS WHEREOF, the parties have executed this agreement effective as of the day and year aforesaid.

                              Company:

                                      Digital Asset Management, Inc.


                                      By: /s/ Dean Eaker
                                          -----------------------------
                                          Dean Eaker, President

ATTEST:


-------------------------
                 , Secretary


                              Investors:

                                      Acxiom Corporation

                                      /s/ Mark Theilken
                                          -----------------------------
                                          By: Mark Theilken, Group Leader


                                      PC411, Inc.

                                      /s/ J. Bryant Kirkland III
                                      ---------------------------------
                                      By: J. Bryant Kirkland III
                                      Vice President and Chief Financial Officer























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                             Stockholders:

                                      /s/ Dean Eaker
                                      -----------------------------------
                                      Dean Eaker


                                      -----------------------------------
                                      Joshua Blumenthal

                                      /s/ Edward A. Fleiss
                                      -----------------------------------
                                      Edward A. Fleiss

                                      /s/ Keith Goodman
                                      -----------------------------------
                                      Keith Goodman

                                      /s/ Bruce Beigel
                                      -----------------------------------
                                      Bruce Beigel

                                      /s/ Neil Ritter
                                      -----------------------------------
                                      Neil Ritter































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